EXHIBIT 99.1

Liberty Tax Service Announces Fiscal 2017 Third Quarter Results

VIRGINIA BEACH, Va., March 08, 2017 (GLOBE NEWSWIRE) -- Liberty Tax, Inc. (NASDAQ:TAX) (the “Company”), the parent company of Liberty Tax Service, today reported results for the third quarter ended January 31, 2017.

“The 2017 tax season marks another period of change for the industry as filing patterns continue to shift later into the season,” stated John Hewitt, CEO.  “The whole industry has been slow, but we are clearly not satisfied with how we have performed in comparison to the market. There is still a lot of season in front of us and we are focused on delivering a strong second half and on implementing the appropriate changes to be successful in an evolving landscape.”

Hewitt continued, “I am pleased with the progress we have made with our compliance efforts and we will continue to ensure that the high standards and integrity of the Liberty brand are upheld at all levels of our organization.”

($ in millions except per share data)	GAAP			Non - GAAP*
	Q3 2017	Q3 2016	Change	Q3 2017	Q3 2016	Change
Revenue	$48.4	$53.6	-9.7%	$48.4	$53.6	-9.7%
Operating expenses	43.3	44.7	-3.0%	43.1	44.7	-3.5%
Income before taxes	4.1	8.2	-49.8%	4.4	8.2	-46.8%
Net Income	2.5	4.7	-48.2%	2.6	4.7	-45.1%
Diluted EPS	0.18	0.34	-47.1%	0.19	0.34	-44.1%
*See reconciliation of non-GAAP to GAAP financial measures in Table E and additional information under "About Non-GAAP Financial Information".

Income Statement

  For the three months ended January 31, 2017, revenue declined 9.7% to $48.4 million reflecting a slow start to the filing season.
  Operating expenses were down 3%, or $1.3 million, as a result of the slower start to the tax season, as well as cost saving measures implemented in Fiscal 2017.
  Diluted net income per share of $0.18 was $0.16 lower than the prior year period as a result of the decline in revenues.

Balance Sheet
As of January 31, 2017, the Company had drawn $131.2 million on its revolving credit facility, compared to $150.7 million at January 31, 2016.  The decrease in the usage of our credit facility is primarily due to a shift in seasonal borrowings of our franchisees from the third quarter to the fourth quarter.

Operational Comments
The Company operated 3,823 offices in the U.S. in Fiscal 2017 as compared to 4,225 offices in Fiscal 2016.  The decrease represents a decline of 250 permanent office locations, as well as a reduction of 152 seasonal and processing center locations.

Through February 28 of the 2017 calendar year, the Company had prepared 915,000 U.S. tax returns, as compared to 1,094,000 U.S. tax returns prepared in the comparable prior year period, representing a decline of 16.4%.

Dividend
On March 7, 2017, the Board of Directors approved our ninth consecutive quarterly dividend to stockholders of $0.16 per share. The dividend will be paid on April 24, 2017 to holders of record of common stock and common stock equivalents on the close of business on April 12, 2017.

Conference Call
At 8:30 a.m. Eastern time on March 8, 2017, the Company will host a conference call for analysts, institutional investors and stockholders.  To access the call, please dial the number below approximately 10 minutes prior to the scheduled starting time:

U.S.	855-611-0856
International	518-444-5569
Conference ID Code:	76616287

The call will also be webcast in a listen-only format.  The link to the webcast can be accessed on the Company’s investor relations website at www.libertytax.com, under the “About” tab.

A telephonic replay of the call will be available beginning shortly after the call until Wednesday, March 15, 2017, by dialing 855-859-2056 (domestic) or 404-537-3406 (international).  The conference ID code is 76616287.  A replay of the webcast will also be available at the site listed above beginning shortly after its conclusion.

About Liberty Tax, Inc.
Founded in 1997 by CEO John T. Hewitt, Liberty Tax, Inc. (NASDAQ: TAX) is the parent company of Liberty Tax Service. Liberty Tax has been one of the fastest-growing tax preparation franchises. Last year, Liberty Tax prepared over two million individual income tax returns and currently operates in more than 4,000 offices and online. Liberty Tax's online services are available through eSmart Tax, Liberty Online and DIY Tax and are all backed by the tax professionals at Liberty Tax locations and its nationwide network of approximately 22,000 seasonal tax preparers. Liberty Tax also supports local communities with fundraising endeavors and contributes as a national sponsor to many charitable causes. For a more in-depth look, visit Liberty Tax Service and interact with Liberty Tax on Twitter and Facebook.

About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with U.S. generally accepted accounting principles, please see the section of the accompanying Tables E & F titled “Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures.”

Forward Looking Statements
In addition to historical information, this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including implied and express statements regarding future growth.  These forward-looking statements, as well as Company guidance, are based upon the Company's current expectations and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, the Company's actual results could differ materially from these statements. These risks and uncertainties relate to, among other things; uncertainties regarding the Company's ability to attract and retain clients; the ability to continue to pay a quarterly dividend; the impact of the launch of a new franchise brand; uncertainties regarding the Company’s ability to meet its prepared returns targets; competitive factors; regulatory factors; the Company's effective income tax rate; litigation defense expenses and costs of judgments or settlements; costs associated with compliance efforts; and changes in market, economic, political or regulatory conditions. Information concerning these risks and uncertainties is contained in the Company’s annual report on Form 10-K and in other filings by the Company with the U.S. Securities and Exchange Commission.  The Company does not undertake any duty to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Table A
Liberty Tax, Inc.
Condensed Consolidated Balance Sheets
Amounts in thousands

	January 31,	April 30,	January 31,
	2017	2016	2016
Current assets:	(Unaudited)		(Unaudited)
Cash and cash equivalents	$3,459	$9,906	$1,787
Current receivables, net	138,807	71,722	149,886
Assets held for sale	17,549	9,886	11,164
Income taxes receivable	12,827	-	16,303
Deferred income tax asset	3,881	3,496	3,354
Other current assets	23,079	5,838	21,188
Total current assets	199,602	100,848	203,682

Property, equipment, and software, net	41,734	40,957	41,216
Notes receivable, non-current, net	25,742	23,504	33,036
Goodwill	4,811	4,228	4,069
Other intangible assets, net	22,648	16,270	13,217
Other assets	3,214	7,416	8,458
Total assets	$297,751	$193,223	$303,678

Current liabilities:
Current installments of long-term obligations	$5,688	$5,947	$5,220
Accounts payable and accrued expenses	22,259	11,664	15,506
Due to ADs	13,157	24,977	16,258
Income taxes payable	-	3,581	-
Deferred revenue - current	3,436	4,682	4,413
Total current liabilities	44,540	50,851	41,397

Long-term obligations, excluding current installments, net of debt issuance costs of $70, $108 and $122, respectively	19,238	17,493	18,410
Revolving credit facility	131,215	-	150,682
Deferred revenue - non-current	5,307	7,056	7,206
Deferred income tax liability	8,203	6,322	6,049
Total liabilities	208,503	81,722	223,744

Stockholders' equity:
Special voting preferred stock, $0.01 par value per share	-	-	-
Class A common stock, $0.01 par value per share	127	120	120
Class B common stock, $0.01 par value per share	2	9	9
Exchangeable shares, $0.01 par value per share	10	10	10
Additional paid-in capital	7,862	7,153	6,385
Accumulated other comprehensive loss, net of taxes	(1,673)	(1,698)	(2,430)
Retained earnings	82,920	105,907	75,840
Total stockholders' equity	89,248	111,501	79,934
Total liabilities and stockholders' equity	$297,751	$193,223	$303,678

Note: Effective May 1, 2016, we adopted Accounting Standards Update (“ASU”) 2015-03, Simplifying the Presentation of Debt Issuance Costs, and ASU 2015-15, Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements, on a retrospective basis. Accordingly, debt issuance costs associated with our long term debt are now included in the long term obligations line in the consolidated balance sheets. And, amounts for prior periods have been retrospectively adjusted to conform to the current period presentation.

Table B
Liberty Tax, Inc.
Condensed Consolidated Statement of Operations
Unaudited, amounts in thousands, except per share and share data

	Three months ended January 31,
	2017	2016	$ change	% change
Revenue:
Franchise fees	$522	$1,011	$(489)	-48.4%
AD fees	1,001	1,363	(362)	-26.6%
Royalties and advertising fees	19,078	25,571	(6,493)	-25.4%
Financial products	18,745	17,266	1,479	8.6%
Interest income	3,246	3,188	58	1.8%
Tax preparation fees, net of discounts	3,883	3,843	40	1.0%
Other revenue	1,948	1,379	569	41.3%
Total revenue	48,423	53,621	(5,198)	-9.7%

Operating expenses:
Employee compensation and benefits	11,240	11,638	(398)	-3.4%
Selling, general, and administrative expenses	18,193	12,585	5,608	44.6%
AD expense	5,958	9,340	(3,382)	-36.2%
Advertising expense	5,424	8,972	(3,548)	-39.5%
Depreciation, amortization, and impairment charges	2,503	2,118	385	18.2%
Total operating expenses	43,318	44,653	(1,335)	-3.0%
Income from operations	5,105	8,968	(3,863)	-43.1%

Other income (expense):
Foreign currency transaction gain (loss)	15	(14)	29	n/a
Interest expense	(977)	(705)	(272)	38.6%
Income before income taxes	4,143	8,249	(4,106)	-49.8%
Income tax expense	1,688	3,511	(1,823)	-51.9%
Net income	$2,455	$4,738	$(2,283)	-48.2%

Net income per share of Class A and Class B
common stock
Basic	$0.18	$0.34	$(0.16)	-47.1%
Diluted	$0.18	$0.34	$(0.16)	-47.1%

Weighted-average shares outstanding basic	12,902,577	12,795,367	107,210	0.8%
Weighted-average shares outstanding diluted	13,924,210	14,002,356	(78,146)	-0.6%

Table C
Liberty Tax, Inc.
Condensed Consolidated Statement of Operations
Unaudited, amounts in thousands, except per share and share data

	Nine months ended January 31,
	2017	2016	$ change	% change
Revenue:
Franchise fees	$1,126	$2,526	$(1,400)	-55.4%
AD fees	3,118	4,491	(1,373)	-30.6%
Royalties and advertising fees	21,862	28,589	(6,727)	-23.5%
Financial products	19,528	17,781	1,747	9.8%
Interest income	8,500	7,503	997	13.3%
Tax preparation fees, net of discounts	5,803	4,805	998	20.8%
Other revenue	2,869	3,320	(451)	-13.6%
Total revenue	62,806	69,015	(6,209)	-9.0%

Operating expenses:
Employee compensation and benefits	29,836	28,454	1,382	4.9%
Selling, general, and administrative expenses	35,679	29,097	6,582	22.6%
AD expense	6,979	10,722	(3,743)	-34.9%
Advertising expense	8,838	14,072	(5,234)	-37.2%
Depreciation, amortization, and impairment charges	6,330	5,626	704	12.5%
Total operating expenses	87,662	87,971	(309)	-0.4%
Loss from operations	(24,856)	(18,956)	(5,900)	31.1%

Other income (expense):
Foreign currency transaction loss	(10)	(39)	29	-74.4%
Gain on sale of available-for-sale securities	50	-	50	n/a
Interest expense	(2,053)	(1,592)	(461)	29.0%
Loss before income taxes	(26,869)	(20,587)	(6,282)	30.5%
Income tax benefit	(10,552)	(7,717)	(2,835)	36.7%
Net loss	$(16,317)	$(12,870)	$(3,447)	26.8%

Net loss per share of Class A and Class B
common stock
Basic and diluted	$(1.26)	$(1.01)	$(0.25)	24.8%

Weighted-average shares outstanding basic and diluted	12,899,757	12,794,185	105,572	0.8%

Table D
Liberty Tax, Inc.
Condensed Consolidated Statements of Cash Flows
Unaudited, amounts in thousands
	Nine months ended January 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(16,317)	$(12,870)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	6,482	4,589
Depreciation, amortization, and impairment charges	6,330	5,626
Stock-based compensation expense	1,520	1,348
Gain on sale of available-for-sale securities	(50)	-
Gain on bargain purchases and sales of Company-owned offices	(634)	(470)
Deferred tax expense	1,046	7,253
Changes in accrued income taxes	(16,728)	(18,283)
Changes in other assets and liabilities	(43,694)	(55,476)
Net cash used in operating activities	(62,045)	(68,283)

Cash flows from investing activities:
Issuance of operating loans to franchisees	(63,670)	(81,364)
Payments received on operating loans to franchisees	4,065	3,077
Purchases of AD rights and Company-owned offices	(8,141)	(3,713)
Proceeds from sale of Company-owned offices and AD rights	1,291	2,851
Purchase of available-for-sale securities	-	(4,999)
Proceeds from sale of available-for-sale securities	5,049	-
Purchases of property, equipment and software	(4,303)	(8,685)
Net cash used in investing activities	(65,709)	(92,833)

Cash flows from financing activities:
Proceeds from the exercise of stock options	-	1,998
Repurchase of common stock	(417)	(1,977)
Dividends paid	(6,670)	(6,629)
Repayment of amounts due to former ADs and franchisees	(1,204)	(2,429)
Repayment of long-term obligations	(3,710)	(726)
Borrowings under revolving credit facility	132,531	151,225
Repayments under revolving credit facility	(1,316)	(543)
Proceeds from mortgage debt	2,200	-
Payment for debt issue costs	(35)	-
Tax benefit of stock option exercises	60	933
Net cash provided by financing activities	121,439	141,852

Effect of exchange rate changes on cash, net	(132)	(336)
Net decrease in cash and cash equivalents	(6,447)	(19,600)
Cash and cash equivalents at beginning of period	9,906	21,387
Cash and cash equivalents at end of period	$3,459	$1,787

Table E
Liberty Tax, Inc.
Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
Unaudited, amounts in thousands, except per share data

We report our financial results in accordance with U.S. generally accepted accounting principles (GAAP); however, we believe that earnings before interest, taxes, depreciation, amortization and impairment ("EBITDA") and non-GAAP results should be evaluated, in addition to, and not as an alternative for, net income as determined in accordance with GAAP. We consider our non-GAAP financial results to be a useful metric for management and investors to evaluate and compare current year results with prior periods. Because not all companies use the same calculations, our definition of EBITDA may not be comparable to similarly titled figures from other companies. In addition, when evaluating non-GAAP results, we exclude certain items that are not considered to be part of future operating results.

The following is a reconciliation of EBITDA to GAAP Net income.

					Three Months Ended January 31,
					2017	2016
					(in thousands)
Net Income - as reported					$2,455	$4,738

Add back:
Interest expense					977	705
Income tax expense					1,688	3,511
Depreciation, amortization, and impairment charges					2,503	2,118
Total Adjustments					5,168	6,334
EBITDA					$7,623	$11,072

The following is a reconciliation of our non-GAAP financial measures to the most comparable GAAP financial measures.
Amounts may not add or recalculate due to rounding.

For the three months ended January 31, 2017
		Operating	Income from		Pretax	Net	Diluted
	Revenues	Expenses	Operations	EBITDA	Income	Income	EPS

As Reported	$48,423	$43,318	$5,105	$7,623	$4,143	$2,455	$0.18

Adjustments: (1)
Compliance Task Force and related costs	-	(249)	249	249	249	148	0.01
Total Adjustments	-	(249)	249	249	249	148	0.01
Non-GAAP	$48,423	$43,069	$5,354	$7,872	$4,392	$2,603	$0.19

For the three months ended January 31, 2016
		Operating	Income from		Pretax	Net	Diluted
	Revenues	Expenses	Operations	EBITDA	Income	Income	EPS

As Reported	$53,621	$44,653	$8,968	$11,072	$8,249	$4,738	$0.34

Adjustments:
No adjustments for this period	-	-	-	-	-	-	-
Total Adjustments	-	-	-	-	-	-	-
Non-GAAP	$53,621	$44,653	$8,968	$11,072	$8,249	$4,738	$0.34

(1) The net income impact of the adjustments is calculated using the effective tax rate for the period.

Table F
Liberty Tax, Inc.
Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
Unaudited, amounts in thousands, except per share data

We report our financial results in accordance with GAAP; however, we believe that EBITDA and non-GAAP results should be evaluated, in addition to, and not as an alternative for, net loss as determined in accordance with GAAP. We consider our non-GAAP financial results to be a useful metric for management and investors to evaluate and compare current year results with prior periods. Because not all companies use the same calculations, our definition of EBITDA may not be comparable to similarly titled figures from other companies. In addition, when evaluating non-GAAP results, we exclude certain items that are not considered to be part of future operating results.

The following is a reconciliation of EBITDA to GAAP Net Loss.

					Nine Months Ended January 31,
					2017	2016
					(in thousands)
Net Loss - as reported					$(16,317)	$(12,870)

Add back:
Interest expense					2,053	1,592
Income tax benefit					(10,552)	(7,717)
Depreciation, amortization, and impairment charges					6,330	5,626
Total Adjustments					(2,169)	(499)
EBITDA					$(18,486)	$(13,369)

The following is a reconciliation of our non-GAAP financial measures to the most comparable GAAP financial measures.
Amounts may not add or recalculate due to rounding.

For the nine months ended January 31, 2017
		Operating	Loss from			Net	Basic &
	Revenues	Expenses	Operations	EBITDA	Pretax Loss	Loss	Diluted EPS

As Reported	$62,806	$87,662	$(24,856)	$(18,486)	$(26,869)	$(16,317)	$(1.26)

Adjustments: (1)
Executive severance, including stock-based compensation	-	(877)	877	877	877	533	0.04
Compliance Task Force and related costs	-	(1,063)	1,063	1,063	1,063	646	0.05
Gain on available-for-sale securities	-	-	-	(50)	(50)	(30)	-
Total Adjustments	-	(1,940)	1,940	1,890	1,890	1,149	0.09
Non-GAAP	$62,806	$85,722	$(22,916)	$(16,596)	$(24,979)	$(15,168)	$(1.17)

For the nine months ended January 31, 2016
		Operating	Loss from			Net	Basic &
	Revenues	Expenses	Operations	EBITDA	Pretax Loss	Loss	Diluted EPS

As Reported	$69,015	$87,971	$(18,956)	$(13,369)	$(20,587)	$(12,870)	$(1.01)

Adjustments: (1)
Executive severance, including stock-based compensation	-	(413)	413	413	413	258	0.02
Total Adjustments	-	(413)	413	413	413	258	0.02
Non-GAAP	$69,015	$87,558	$(18,543)	$(12,956)	$(20,174)	$(12,612)	$(0.99)

(1) The net loss impact of the adjustments is calculated using the effective tax rate for the period.

	Table G
	Liberty Tax, Inc.
	Operational Data
	Unaudited

			Percent
Tax returns processed [1]	CYTD 1/31/17	CYTD 1/31/16	Change
U.S. offices	342,000	438,000	-21.9%
Online	15,000	21,000	-28.6%
Total tax returns processed	357,000	459,000	-22.2%

			Percent
Tax returns processed [1]	CYTD 2/28/17	CYTD 2/28/16	Change
U.S. offices	915,000	1,094,000	-16.4%
Online	54,000	65,000	-16.9%
Total tax returns processed	969,000	1,159,000	-16.4%

U.S. Offices [2]			Change
Permanent	3,710	3,960	(250)
Seasonal	67	211	(144)
Processing Centers	46	54	(8)
Total Office Locations	3,823	4,225	(402)

[1]			Return counts are rounded to the thousands and percentages are calculated on rounded amounts
[2]			We measure our number of offices per fiscal year based on franchised and company-owned offices that are open at any point during the season

About Non-GAAP Financial Information
The Company believes that EBITDA and non-GAAP net income (loss) should be evaluated, in addition to, and not as an alternative for, net income (loss) as determined in accordance with GAAP.  Both metrics are used by management when evaluating the performance of the Company.  Because not all companies use the same calculations, our definition of EBITDA may not be comparable to similarly titled figures from other companies.  In addition, when evaluating non-GAAP financial information, we exclude certain items that are not considered to be part of future operating results and which management excludes when evaluating the performance of the Company.  Descriptions of the items which are excluded are as follows:

Executive severance, including stock-based compensation:  We exclude from our non-GAAP financial measures cash and non-cash stock-based compensation and perquisites associated with the separation of employment with executives of the Company.

Compliance Task Force and related costs:  We exclude from our non-GAAP financial measures third-party expenses we incur related to our Compliance Task Force, which we established in fiscal 2016 to examine and prevent non-compliance, fraud and other misconduct among our franchisees and employees.  These expenses include professional and legal fees.

Gain on available-for-sale securities:  We exclude from our non-GAAP financial measures gains and losses we record when we sell equity securities and other investments.

CONTACTS:
Investors:  Kathy Donovan
Liberty Tax, Inc.
Vice President, Chief Financial Officer
(757) 493-8855
investorrelations@libtax.com

Media:  Martha O’Gorman
Liberty Tax, Inc.
Chief Marketing Officer
(757) 301-8022
martha@libtax.com